EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Texas United Bancshares, Inc. of our report dated February 25, 2005, appearing in the Annual Report on Form 10-K of Texas United Bancshares, Inc. for the year ended December 31, 2004 and to the use of our name as it appears under the caption “Experts” in the Joint Proxy Statement/Prospectus, which is a part of such Registration Statement.

/s/ BKD, LLP

Houston, Texas
September 2, 2005